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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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     We have issued our report dated February 4, 2002 (except for Note 21, as to which the date is March 19, 2002), accompanying the consolidated financial statements contained in the Annual Report of Pacific Mercantile Bancorp and Subsidiary on Form 10-K for the year ended December 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statement of Pacific Mercantile Bancorp on Form S-8 (File No. 333-65634).



/s/ Grant Thornton LLP

Irvine, California
March 29, 2002